Exhibit 99.2

LCNB Corp. and Subsidiaries
Financial Highlights
(Dollars in thousands, except per share amounts)

	Three Months Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Condensed Income Statement
Interest income	$9,906	9,926	9,278	8,566	8,450	29,110	24,931
Interest expense	911	920	915	927	995	2,746	3,138
Net interest income	8,995	9,006	8,363	7,639	7,455	26,364	21,793
Provision for loan losses	401	255	81	219	178	737	369
Net interest income after provision	8,594	8,751	8,282	7,420	7,277	25,627	21,424
Non-interest income	2,315	2,301	2,077	2,358	2,047	6,693	6,732
Non-interest expense	7,238	7,600	8,672	6,634	6,163	23,510	19,578
Income before income taxes	3,671	3,452	1,687	3,144	3,161	8,810	8,578
Provision for income taxes	953	841	364	797	804	2,158	2,145
Net income	$2,718	2,611	1,323	2,347	2,357	6,652	6,433

Per Share Data
Dividends per share	$0.16	0.16	0.16	0.16	0.16	0.48	0.48
Basic earnings per share	$0.30	0.28	0.14	0.27	0.31	0.72	0.85
Diluted earnings per share	$0.29	0.28	0.14	0.27	0.30	0.71	0.83
Book value per share	$13.24	13.18	12.89	12.80	12.07	13.24	12.07
Tangible book value per share	$9.80	9.71	9.44	11.02	9.93	9.80	9.93
Average basic shares outstanding	9,299,691	9,293,382	9,288,400	8,623,134	7,636,098	9,293,866	7,592,818
Average diluted shares outstanding	9,405,013	9,402,343	9,413,049	8,755,416	7,787,098	9,407,110	7,722,686
Shares outstanding at period end	9,305,208	9,298,270	9,292,226	9,287,536	7,640,163	9,305,208	7,640,163

Selected Financial Ratios
Return on average assets	0.95%	0.91%	0.50%	0.98%	0.99%	0.79%	0.91%
Return on average equity	8.71%	8.60%	4.47%	8.48%	10.27%	7.30%	9.24%
Dividend payout ratio	53.33%	57.14%	114.29%	59.26%	51.61%	66.67%	56.47%
Net interest margin (tax equivalent)	3.57%	3.59%	3.66%	3.63%	3.57%	3.60%	3.55%
Efficiency ratio	64.00%	67.21%	83.07%	66.36%	64.86%	71.12%	68.63%

Selected Balance Sheet Items
Investment securities and stock	$322,341	357,567	331,771	279,021	296,819

Loans	$685,915	691,719	685,196	574,354	566,109
Less allowance for loan losses	3,298	3,394	3,370	3,588	3,423
Net loans	$682,617	688,325	681,826	570,766	562,686

Total assets	$1,123,356	1,151,109	1,133,508	932,338	942,349
Total deposits	956,633	986,824	984,514	785,761	808,335
Short-term borrowings	24,954	23,523	11,215	8,655	22,811
Long-term debt	11,432	11,506	11,580	12,102	12,446
Total shareholders’ equity	123,179	122,584	119,761	118,873	92,215

Tangible common equity (TCE)	$91,203	89,800	87,017	101,893	75,353
Tangible common assets (TCA)	1,091,380	1,118,325	1,100,764	915,358	925,487
TCE/TA	8.36%	8.03%	7.91%	11.13%	8.14%
Loans to deposit ratio	71.70%	70.10%	69.60%	73.10%	70.03%
Equity to assets ratio	10.97%	10.65%	10.57%	12.75%	9.79%

	Three Months Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Asset Quality
Net charge-offs	$496	232	299	54	181
Other real estate owned	1,460	1,906	1,799	1,463	1,561
Non-accrual loans	6,264	6,243	5,374	2,961	2,828
Loans past due 90 days or more and still accruing	111	130	825	250	29
Total nonperforming loans	$6,375	6,373	6,199	3,211	2,857
Net charge-offs to average loans	0.29%	0.14%	0.19%	0.04%	0.13%
Allowance for loan losses to total loans	0.48%	0.49%	0.49%	0.62%	0.60%
Nonperforming loans to total loans	0.93%	0.92%	0.90%	0.56%	0.50%
Nonperforming assets to total assets	0.70%	0.72%	0.71%	0.50%	0.47%

Non-GAAP Financial Measures
Net income	$2,718	2,611	1,323	2,347	2,357	6,652	6,433
Less (add) net gain (loss) on sales of securities, net of tax	64	0	(3)	203	38	61	497
Add merger-related expenses, net of tax	3	46	853	101	0	902	913
Core net income	$2,657	2,657	2,179	2,245	2,319	7,493	6,849
Basic core earnings per share	$0.29	0.29	0.23	0.26	0.30	0.81	0.90
Diluted core earnings per share	$0.28	0.28	0.23	0.26	0.30	0.80	0.89
Adjusted return on average assets	0.92%	0.93%	0.82%	0.93%	0.97%	0.89%	0.97%
Adjusted return on average equity	8.43%	8.67%	7.32%	8.08%	10.06%	8.17%	9.81%
Core efficiency ratio	64.51%	66.60%	70.66%	67.37%	65.26%	67.18%	65.72%

LCNB CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS:
Cash and due from banks	$13,388	10,410
Interest-bearing demand deposits	19,665	4,278
Total cash and cash equivalents	33,053	14,688
Investment securities:
Available-for-sale, at fair value	292,853	258,241
Held-to-maturity, at cost	23,504	16,323
Federal Reserve Bank stock, at cost	2,346	1,603
Federal Home Loan Bank stock, at cost	3,638	2,854
Loans, net	682,617	570,766
Premises and equipment, net	20,907	19,897
Goodwill	27,638	14,186
Bank owned life insurance	21,773	21,280
Other assets	15,027	12,500
TOTAL ASSETS	$1,123,356	932,338
LIABILITIES:
Deposits:
Noninterest-bearing	$190,875	164,912
Interest-bearing	765,758	620,849
Total deposits	956,633	785,761
Short-term borrowings	24,954	8,655
Long-term debt	11,432	12,102
Accrued interest and other liabilities	7,158	6,947
TOTAL LIABILITIES	1,000,177	813,465
SHAREHOLDERS' EQUITY:
Preferred shares – no par value, authorized 1,000,000 shares, none outstanding	—	—
Common shares – no par value, authorized 12,000,000 shares, issued 10,058,835 and 10,041,163 shares at September 30, 2014 and December 31, 2013, respectively	67,086	66,785
Retained earnings	67,667	65,475
Treasury shares at cost, 753,627 shares at September 30, 2014 and December 31, 2013	(11,665)	(11,665)
Accumulated other comprehensive loss, net of taxes	91	(1,722)
TOTAL SHAREHOLDERS' EQUITY	123,179	118,873
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,123,356	932,338

LCNB CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
INTEREST INCOME:
Interest and fees on loans	$8,168	6,902	24,008	20,298
Interest on investment securities –
Taxable	984	862	2,901	2,556
Non-taxable	716	654	2,019	1,932
Other short-term investments	38	32	182	145
TOTAL INTEREST INCOME	9,906	8,450	29,110	24,931
INTEREST EXPENSE:
Interest on deposits	800	875	2,423	2,789
Interest on short-term borrowings	10	11	18	18
Interest on long-term debt	101	109	305	331
TOTAL INTEREST EXPENSE	911	995	2,746	3,138
NET INTEREST INCOME	8,995	7,455	26,364	21,793
PROVISION FOR LOAN LOSSES	401	178	737	369
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,594	7,277	25,627	21,424
NON-INTEREST INCOME:
Trust income	688	626	2,071	1,810
Service charges and fees on deposit accounts	1,245	1,062	3,619	3,114
Net gain (loss) on sales of securities	97	58	93	753
Bank owned life insurance income	165	168	507	512
Gains from sales of mortgage loans	24	57	92	305
Other operating income	96	76	311	238
TOTAL NON-INTEREST INCOME	2,315	2,047	6,693	6,732
NON-INTEREST EXPENSE:
Salaries and employee benefits	4,022	3,247	11,896	9,783
Equipment expenses	337	318	976	908
Occupancy expense, net	541	505	1,706	1,529
State franchise tax	231	208	714	635
Marketing	212	145	541	446
FDIC insurance premiums	183	128	492	375
Merger-related expenses	4	—	1,366	1,326
Other non-interest expense	1,708	1,612	5,819	4,576
TOTAL NON-INTEREST EXPENSE	7,238	6,163	23,510	19,578
INCOME BEFORE INCOME TAXES	3,671	3,161	8,810	8,578
PROVISION FOR INCOME TAXES	953	804	2,158	2,145
NET INCOME	$2,718	2,357	6,652	6,433
Dividends declared per common share	$0.16	0.16	0.48	0.48
Earnings per common share:
Basic	$0.30	0.31	0.72	0.85
Diluted	0.29	0.30	0.71	0.83
Weighted average common shares outstanding:
Basic	9,299,691	7,636,098	9,293,866	7,592,818
Diluted	9,405,013	7,787,098	9,407,110	7,722,686